Exhibit 99.1

ReShape Reports Second Quarter 2021 Financial Results and Provides Business Update

Webinar to follow at 8:30 a.m. today

San Clemente, CA August 16, 2021 — ReShape Lifesciences Inc. (NASDAQ: RSLS), a leading developer and distributor of minimally invasive medical devices to treat obesity and metabolic diseases, today reported its financial and operational results for the three months ended June 30, 2021.

Recent Highlights and Accomplishments

●	Successfully completed merger with Obalon Therapeutics positioning ReShape as major leader in weight loss market
●	Began trading June 16 on Nasdaq Capital Market under ticker RSLS
●	Transition of Lap-Band manufacturing from previous owners to US-based manufacturer under our operational oversight
●	Completed funding round raising gross proceed of $46 million; eliminated debt overhang; removed any and all liens against our assets and now leveraging stronger balance sheet
●	Introduced ReShape MarketplaceTM; digital health solution adding to proprietary ecosystem of weight loss products
●	Witnessed an increase in Lap-Band procedures among practices

Bart Bandy, President and Chief Executive Officer of ReShape Lifesciences, commented, “As indicated by our preliminary results, the second quarter proved to be monumental for the Company. During this period, we completed our highly anticipated merger with Obalon Therapeutics, increased visibility in the financial markets by listing on the Nasdaq and bolstered our diverse product portfolio with the launch of our online wellness hub, ReShape MarketPlace. In addition, we restructured our balance sheet closing a $46 million funding round which has now enabled our team to focus on further growth initiatives within the weight loss industry.”

Mr. Bandy continued, “Additionally, we proactively addressed operational efficiency concerns by shifting the manufacturing of the Lap-Band to a US-based firm. We believe this series of positive events clearly indicate a path of positive transformation for ReShape.”

Second Quarter 2021 Financial Results

Revenue for the three months ended June 30, 2021, was $3.5 million compared to $1.7 million in revenue for the three months ended June 30, 2020. The $1.8 million increase was primarily due to greater US sales. Revenues grew 10% from the 1st Quarter 2021 representing increases in both US and OUS revenues.

Gross profit for the second quarter of 2021 was $2.1 million compared to $0.8 million for the three months ended June 30, 2020.

Sales and marketing expenses for the three months ended June 30, 2021 were $1.4 million compared to $0.8 million for the three months ended June 30, 2020.

General and administrative expenses were $4.3 million for the second quarter of 2021 compared to $2.5 million for the three months ended June 30, 2020.

Research and development expenses were $0.1 million for the second quarter of 2021 compared to $0.5 million for the three months ended June 30, 2020.

Total operating expenses were $5.9 million for the second quarter of 2021 compared to $3.8 million for the three months ended June 30, 2020.

Non-GAAP adjusted EBITDA loss was $1.2 million for the second quarter of 2021 compared to a loss of $2.1 million for the three months ended June 30, 2020.

Cash and cash equivalents and restricted cash were $40.2 million as of June 30, 2021.

Webinar Information

Management will post a webinar discussing ReShape's financial and operational results today at 8:30 a.m. ET. The link to the webinar is here and will be available on the Investor Relations page of the ReShape Lifesciences, Inc. website, https://ir.reshapelifesciences.com/.

About ReShape Lifesciences, Inc.
ReShape Lifesciences™ is America's premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® Program provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational (outside the U.S.) minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery. It helps enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy. reshapecare ™ is a virtual weight-management program that supports lifestyle changes for all weight-loss patients led by board certified health coaches to help them keep the weight off over time. The recently launched ReShape Marketplace™ is an online collection of quality wellness products curated for all consumers to help them achieve their health goals.

Forward-Looking Safe Harbor Statement:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These and additional risks and uncertainties are described more fully in the company’s filings with the Securities and Exchange Commission, including those factors identified as “risk factors” in our Annual Report on Form 10-K and in our subsequent Quarterly Report on Form 10-Q.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company's ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this Form 10-K have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company's core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company's core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

CONTACTS:
ReShape Lifesciences Investor Contact:
Thomas Stankovich
Chief Financial Officer
949-276-6042
ir@ReShapeLifesci.com

Investor Contacts:
Daniel Kontoh-Boateng
Assistant Vice President
The Ruth Group
646-536-7019
dboateng@theruthgroup.com

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share amounts; unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$40,163	$2,957
Restricted cash	50	50
Accounts and other receivables	3,422	2,620
Inventory	2,894	2,244
Deferred stock issuance costs*	17,705	—
Prepaid expenses and other current assets	1,371	1,073
Total current assets	65,605	8,944
Property and equipment, net	1,588	584
Operating lease right-of-use assets	632	465
Other intangible assets, net	28,924	27,022
Goodwill	21,623	—
Other assets	1,628	46
Total assets	$120,000	$37,061
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,095	$3,655
Accrued and other liabilities*	53,333	3,630
Warranty liability, current	468	397
Debt, current portion, net of deferred financing costs	2,936	3,609
Operating lease liabilities, current	664	314
Total current liabilities	60,496	11,605
Debt, noncurrent portion	—	9,168
Operating lease liabilities, noncurrent	—	163
Warranty liability, noncurrent	732	1,022
Deferred income taxes	615	615
Other liabilities	38	—
Total liabilities	61,881	22,573
Commitments, contingencies and subsequent events
Stockholders’ equity:
Preferred stock:
Series B convertible preferred stock	—	—
Series C convertible preferred stock	—	1
Common stock	8	6
Additional paid-in capital	581,823	529,429
Accumulated deficit	(523,603)	(514,827)
Accumulated other comprehensive loss	(109)	(121)
Total stockholders’ equity	58,119	14,488
Total liabilities and stockholders’ equity	$120,000	$37,061

* Relates to the shares not issued in conjunction with the June 28, 2021 warrant exercise agreement, prior to the quarter ended June 30, 2021. Since the shares are in abeyance, an accrual of $43.2 million was recorded, along with $17.7 million in deferred issuance costs. This will be recognized against equity during the quarter ended September 30, 2021.

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$3,529	$1,702	$6,750	$4,491
Cost of revenue	1,376	865	2,314	2,150
Gross profit	2,153	837	4,436	2,341
Operating expenses:
Sales and marketing	1,441	831	2,691	2,285
General and administrative	4,311	2,539	7,031	5,375
Research and development	103	465	674	1,761
Total operating expenses	5,855	3,835	10,396	9,421
Operating loss	(3,702)	(2,998)	(5,960)	(7,080)
Other expense (income), net:
Interest expense, net	172	789	771	893
Loss on extinguishment of debt, net	101	—	2,061	—
Loss (gain) on foreign currency exchange, net	(101)	(133)	(69)	10
Loss before income tax provision	(3,874)	(3,654)	(8,723)	(7,983)
Income tax expense (benefit)	28	(50)	53	(68)
Net loss	$(3,902)	$(3,604)	$(8,776)	$(7,915)
Net loss per share - basic and diluted:
Net loss per share - basic and diluted	$(0.47)	$(0.52)	$(1.11)	$(1.15)
Shares used to compute basic and diluted net loss per share	8,226,144	6,911,497	7,928,702	6,885,368

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss	$(3,902)	$(3,604)	$(8,776)	$(7,915)
Adjustments:
Interest expense, net	172	789	771	893
Income tax expense (benefit)	28	(50)	53	(68)
Depreciation and amortization	450	418	868	838
Stock-based compensation expense	(364)	347	(263)	774
Loss on extinguishment of debt, net	101	—	2,061	—
Professional fees incurred in connection with the Obalon merger	2,277	—	2,277	—
Non-GAAP loss	$(1,238)	$(2,100)	$(3,009)	$(5,478)